                                                                                                  Exhibit Exhibit 21.1

SUBSIDIARIES OF BLYTH, INC.

Subsidiaries of the Registrant/U.S.	Other Names Under Which Subsidiary Does Business	State of Incorporation
1. Blyth Home Expressions, Inc.		Delaware
2. Blyth Direct Selling Holdings, Inc.		Delaware
3. Blyth Catalog and Internet Holdings, Inc.		Delaware
4. Blyth VSH Acquisition Corp.*		Delaware
5. BJI Corporation		Delaware
6. Candle Corporation of America (Delaware)		Delaware
7. FVA Ventures, Inc.*		California
8. KWA, Inc.		Minnesota
9. Candle Corporation of America		New York
10. Miles Kimball Company		Wisconsin
11. PartyLite Gifts, Inc.	PartyLite	Virginia
12. PartyLite Holding, Inc.		Delaware
13. PartyLite Worldwide, Inc.	PartyLite	Delaware
14. Purple Tree, Inc.		Delaware
15. The Sterno Group LLC		Delaware
16. ViSalus Holdings, LLC*		Delaware
17. Blyth Asia Limited	Hong Kong
18. Blyth Candles Ltd.	Ireland
19. Blyth Holding B.V.	Netherlands
20. Blyth HomeScents International UK Limited	England
21. Blyth International BV	Netherlands
22. Blyth UK LLP	England
23. CF Seasons Canada Inc.	Canada
24. PartyLite A.p.S.	Denmark
25. PartyLite A.S.	Norway
26. PartyLite Europe Services GmbH	Germany
27. PartyLite Europe Technology GmbH	Germany
28. PartyLite Gifts, Ltd.	Canada
29. PartyLite GmbH	Germany
30. PartyLite Handelsgesellschaft m.b.H.	Austria
31. PartyLite Importaciones S.A. de C.V.	Mexico
32. PartyLite Manufacturing Limited	England
33. Partylite Oy	Finland
34. PartyLite Pty Limited	Australia
35. PartyLite, S.A. de C.V.	Mexico
36. PartyLite SARL, Ltd.	Switzerland
37. PartyLite SARL	France
38. PartyLite s.p. z o.o.	Poland
39. PartyLite S.R.L.	Italy
40. PartyLite s.r.o.	Czech Republic
41. PartyLite Trading SA	Switzerland
42. PartyLite U.K., Ltd.	England
43. Servicios Administrativos PartyLite, S.A. de C.V.	Mexico
44. ViSalus Sciences Canada, Inc. ViSalus Sciences	British Columbia

* Blyth VSH Acquistion Corp. holds a 73.5% interest in ViSalus Holdings, LLC. FVA Ventures, Inc. is a wholly-owned subsidiary of ViSalus Holdings, LLC.